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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-B                        EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


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                                                Collection Period:                           01-Oct-98           31-Oct-98
                                                Distribution Date:                           16-Nov-98

                                                                                                             Per $1,000 of
                                                                                                                Original
Statement for Class A and Class B Certificateholders Pursuant                                                Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                    Certificate Amount
                                                                                                           ------------------

(i)     Principal Distribution
           Class A Certificate Amount                                                  $  7,173,222.39        $18.68786297
           Class B Certificate Amount                                                  $    539,919.96        $18.68752457

(ii)    Interest Distribution
           Class A Certificate Amount                                                  $    546,066.72        $ 1.42262703
           Class B Certificate Amount                                                  $     42,697.81        $ 1.47784196

(iii)   Servicing Fee                                                                  $     91,034.31        $ 0.22056310

(iv)    Class A Certificate Balance (after principal distributions)                    $ 94,420,586.66
        Class A Pool Factor (after principal distributions)                                  0.2459869
        Class B Certificate Balance (after principal distributions)                    $  7,107,448.80
        Class B Pool Factor (after principal distributions)                                  0.2460006

(v)     Total Pool Balance (end of Collection Period)                                  $101,528,035.46


                                                                                      Current Period         Cumulative
                                                                                    -------------------   -----------------

(vi)    Defaulted Receivables                                                           $   305,886.14      $ 7,127,850.04
        Liquidation Proceeds                                                                141,224.09        3,327,255.44
                                                                                        ==============      ==============
        Aggregate Net Losses                                                            $   164,662.05      $ 3,800,594.60
                                                                                        ==============      ==============

(vii)   Aggregate Principal Balance of Receivables
          Repurchased by Seller or Servicer:
           Principal Portion                                                              $         --
           Interest Portion                                                               $         --

(viii)  Class A Interest Carryover Shortfall                                              $         --
        Class B Interest Carryover Shortfall                                              $         --
        Class A Principal Carryover Shortfall                                             $         --
        Class B Principal Carryover Shortfall                                             $         --

(ix)    Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                    $ 6,175,745.88

(x)     Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                               $ 6,191,038.65
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